Exhibit 25.9

                                   SECURITIES AND EXCHANGE
COMMISSION
                                         Washington, D.C.  20549


                                                FORM T-1

                                        Statement of Eligibility
                                  Under the Trust Indenture Act
of 1939
                              of a Corporation Designated to Act
as Trustee

                            Check if an Application to Determine
Eligibility
                            of a Trustee Pursuant to Section
305(b)(2) ______


                                      HARRIS TRUST AND SAVINGS
BANK
                                            (Name of Trustee)


Illinois
36-1194448
(State of Incorporation)                        (I.R.S. Employer
Identification
                                                No.)


                            111 West Monroe Street, Chicago,
Illinois  60603
                                (Address of principal executive
offices)


                            Daniel G. Donovan, Harris Trust and
Savings Bank,
                            311 West Monroe Street, Chicago,
Illinois, 60606
                             (312) 461-2908 phone   (312)
461-3525 facsimile
                (Name, address and telephone number for agent for service)


                                         SOVEREIGN BANCORP, INC.
                                                (Obligor)


Pennsylvania
23-2453088
(State of Incorporation)                        (I.R.S. Employer
Identification
                                                No.)

                                        1130 Berkshire Boulevard
                                          Wyomissing, PA  19610
                                (Address of principal executive
offices)

                                   Junior Subordinated Debt
Securities

                                     (Title of indenture
securities)

1. GENERAL INFORMATION. Furnish the following information as to the Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                Commissioner of Banks and Trust Companies, State of
                Illinois, Springfield, Illinois; Chicago Clearing
House
                Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the
Federal
                Reserve System, Washington, D.C.

        (b) Whether it is authorized to exercise corporate trust
                powers.

                Harris Trust and Savings Bank is authorized to exercise
                corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such
        affiliation.

                The Obligor is not an affiliate of the Trustee.

3. through 15.

                NO RESPONSE NECESSARY

16.     LIST OF EXHIBITS.

        1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate
                trust powers.

                A copy of the Certificate of Merger dated April
1, 1972
                between Harris Trust and Savings Bank, HTS Bank and
                Harris Bankcorp, Inc. which constitutes the articles of
                association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was
                filed in connection with the Registration
Statement of
                Louisville Gas and Electric Company, File No.
2-44295,
                and is incorporated herein by reference.

        2.      A copy of the existing by-laws of the Trustee.

                A copy of the existing by-laws of the Trustee was filed
                in connection with the Registration Statement of Commercial Federal Corporation, File No.
333-20711, and
                is incorporated herein by reference.

        3.      The consents of the Trustee required by Section
321(b)
                of the Act.

                (included as Exhibit A on page 2 of this statement)

        4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its
                supervising or examining authority.

                (included as Exhibit B on page 3 of this statement)

SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 9th day of September, 1999.

HARRIS TRUST AND SAVINGS BANK


By:     /s/ D. G. Donovan
        D. G. Donovan
        Assistant Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By:     /s/ D. G. Donovan
        D. G. Donovan
        Assistant Vice President


EXHIBIT B
Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of March 31, 1999, as published in accordance with a call made by the State Banking
Authority and by the Federal Reserve Bank of the Seventh Reserve
District.


                                      Harris Trust and Savings
Bank
                                         111 West Monroe Street
                                         Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on March 31, 1999, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                                     Bank's Transit Number
71000288


                                     ASSETS
                                         THOUSANDS

                                         OF DOLLARS
Cash and balances due from depository institutions:
  Non-interest bearing balances and currency and
coin..................................
$ 1,237,336
  Interest bearing
balances.........................................................
 ...                             $   137,061
Securities:......................................................
 ......................
a.  Held-to-maturity securities
                                                 $         0
b.  Available-for-sale securities
                                                 $ 5,455,837
Federal funds sold and securities purchased under agreements to
resell                                              $    87,250
Loans and lease financing receivables:

  Loans and leases, net of unearned
income.............................................
$9,500,293
    LESS:  Allowance for loan and lease
losses.........................................            $
109,979


    Loans and leases, net of unearned income, allowance, and
reserve
      (item 4.a minus
4.b).............................................................
                           $ 9,390,314
Assets held in trading
accounts........................................................
                          $   161,168
Premises and fixed assets (including capitalized
leases)...............................
$   255,438
Other real estate
owned............................................................
 ....                             $       243
Investments in unconsolidated subsidiaries and associated
companies....................                             $
75
Customer's liability to this bank on acceptances
outstanding...........................
$    40,869
Intangible
assets...........................................................
 ...........                             $   254,549
Other
assets...........................................................
 ................                             $ 1,183,465

TOTAL ASSETS
                                                 $18,203,605

                                                 ===========

                                     LIABILITIES
Deposits:
  In domestic
offices..........................................................
 ........                             $ 9,099,851
  Non-interest
bearing..........................................................
 .......            $2,743,074
  Interest
bearing..........................................................
 ...........            $6,356,777

  In foreign offices, Edge and Agreement subsidiaries, and
IBF's.......................                             $
1,822,400

    Non-interest
bearing..........................................................
 .....            $   26,371
        Interest
bearing..........................................................
 .....            $1,796,029

Federal funds purchased and securities sold under agreements to repurchase in
domestic offices of the bank and of its Edge and Agreement
subsidiaries,
and in IBF's:
Federal funds purchased & securities sold under agreements to
repurchase...............                             $ 3,534,582
Trading Liabilities
                                                      96,517
Other borrowed
money:...........................................................
 .......
a.  With remaining maturity of one year or less
                                                           0
b.  With remaining maturity of more than one year
                                                 $ 1,681,346
Bank's liability on acceptances executed and outstanding
                                                 $    40,869
Subordinated notes and
debentures.......................................................
                          $   225,000
Other
liabilities......................................................
 .................                            $   390,234

TOTAL LIABILITIES
                                                 $16,890,799

                                                 ===========

                                     EQUITY CAPITAL
Common
stock............................................................
 ................                            $   100,000
Surplus..........................................................
 .......................                            $   608,510
a.  Undivided profits and capital
reserves..............................................
               $   616,084
b.  Net unrealized holding gains (losses) on available-for-sale
securities                                          $   (11,788)

TOTAL EQUITY CAPITAL
                                                 $ 1,312,806

                                                 ===========

Total liabilities, limited-life preferred stock, and equity
capital.....................
$18,203,605

                                                 ===========

        I, Pamela Piarowski, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                            PAMELA PIAROWSKI
                                                 4/30/99

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

                EDWARD W. LYMAN,
                ALAN G. McNALLY,
                JAMES J. GLASSER
                                          Directors